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                                                                   EXHIBIT 10.15

                   [Insituform Technologies, Inc. Letterhead]

March 1, 2004

Mr. Robert W. Affholder
Canyon Pass/Dove Mountain
4657 W. Little Dove Place
Marana, AZ 85653

Dear Bob:

This letter will confirm the terms of the amendment of your employment agreement, as amended by Amendment Nos. 1, 2, 3, 4 and 5, with us (your "AGREEMENT").

The term of your Agreement is extended through the earlier of (i) the date on which our 2004 annual meeting of stockholders is held, or (ii) December 31, 2004. Until December 31, 2004 (even if your Agreement, as amended hereby, terminates prior to December 31, 2004), we will continue to provide you: (a) an annual salary in the amount of $125,000, payable semi-monthly, (b) medical benefits substantially as provided to you as of the date hereof, and (c) use of the automobile currently provided for your use by us, on the same terms as exist as of the date hereof. On or before December 31, 2004, you will either (at your option) (x) return the automobile provided for your use to the third party lessor thereof, or (y) purchase the automobile provided for your use from the third party lessor, on such terms as may be acceptable to such lessor.

Until December 31, 2004, you will continue to act as a qualifier for Insituform Technologies, Inc. and its affiliates, in any jurisdiction in which you act as a qualifier as of the date hereof.

If the foregoing accurately reflects your understanding and agreement, please sign this letter where indicated below and return it to me. The amendment to your employment Agreement as set forth herein will be effective upon receipt of your acknowledgment.

Sincerely,

INSITUFORM TECHNOLOGIES, INC.

By:             /s/ Stephen P. Cortinovis
      ---------------------------------------------------
      Stephen P. Cortinovis
      Chair, Compensation Committee of the Board of Directors

ACCEPTED AND AGREED:

       /s/ Robert W. Affholder
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Robert W. Affholder

Date: March 1, 2004